UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7171 Frederick-Banting, Building 2, Suite 270
St-Laurent, Québec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 16, 2026, Repare Therapeutics Inc., a corporation governed by the Business Corporations Act (Québec) (the “Company”), held a Special Meeting (the “Meeting”) of the holders of the Company’s shares (the “Common Shares,” and the holders of such Common Shares, the “Shareholders”), at which a quorum was present. At the Meeting, the Company’s Shareholders voted on the four proposals set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 15, 2025 (the “Proxy Statement”).

Proposal 1 - The Arrangement

Pursuant to an order from the Superior Court of Québec (Commercial Division), dated as of December 10, 2025, to consider, and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”) approving a plan of arrangement under Chapter XVI - Division II of the Business Corporations Act (Québec) (the “QBCA”) involving the Company and Xeno Acquisition Corp., a company existing under the laws of Delaware (the “Purchaser”), whereby the Purchaser will, among other things, acquire all of the issued and outstanding Common Shares (as defined in the Proxy Statement) (the “Arrangement”). The Arrangement Resolution was approved by (i) 99.76% of the votes cast by Shareholders present in person or represented by proxy at the Meeting and (ii) 99.76% of the votes cast by Shareholders present in person or represented by proxy at the Meeting, excluding for this purpose the votes required to be excluded by Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”), which excludes common shares held by related parties that are receiving a “collateral benefit” (as defined in MI 61-101) in connection with the Arrangement. The votes cast were as follows:

Shareholders

Votes For	Votes Against	Abstain
25,954,251	58,162	4,811

Shareholders, excluding the votes that must be excluded pursuant to MI 61-101

Votes For	Votes Against	Abstain
25,879,894	58,162	4,811

Proposal 2 - The Compensation Resolution

An ordinary resolution to approve, on an advisory and non-binding basis, the compensation to be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Arrangement. The votes cast were as follows:

Votes For	Votes Against	Abstain
25,846,791	166,117	4,316

Proposal 3 - The Liquidation Resolution

In the event that the Arrangement Resolution is not approved or the Arrangement is otherwise terminated, to consider, and if thought advisable, to pass, with or without variation, a special resolution pursuant to Section 308 of the QBCA to approve the voluntary liquidation and dissolution of the Company in the event the Arrangement is terminated. The votes cast were as follows:

Votes For	Votes Against	Abstain
25,951,582	59,405	6,237

Proposal 4 - The Liquidator Resolution

In the event that the Arrangement Resolution is not approved or the Arrangement is otherwise terminated, and to consider, and if thought advisable, to pass, with or without variation, a special resolution pursuant to Section 325 of the QBCA to approve the appointment of KPMG LLP or, in the alternative, another liquidator of nationally recognized experience, as the liquidator of the Company with authorization for the board of directors of the Company to set the remuneration of the liquidator. The votes cast were as follows:

Votes For	Votes Against	Abstain
25,951,804	59,820	5,600

Item 7.01 Regulation FD Disclosure

On January 16, 2026, the Company issued a press release announcing the results of the voting at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Steve Forte
Steve Forte
President, Chief Executive Officer and Chief Financial Officer

Dated: January 16, 2026